UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☒ Definitive Information Statement

COROWARE, INC.
(Name of Registrant As Specified In Charter)

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF COROWARE, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

COROWARE, INC.

1410 Market Street, Suite 200

Kirkland, Washington 98033

(800) 641-2676

INFORMATION STATEMENT

June 15, 2012

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of CoroWare, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”), to the holders  (the “ Common Stockholders ”) of Common Stock, par value $.0001 per share (the “ Common Stock ”), of CoroWare, Inc., a Delaware corporation (the “ Company ”), to notify such Common Stockholders that on May 4, 2012, the Company received a unanimous written consent in lieu of a meeting of the holders of Series D Convertible Preferred Stock, par value $0.01 per share (the “ Series D Preferred ”).  Each share of Series D Preferred has the equivalent of one hundred thousand (100,000) votes of Common Stock.  Currently, there are 3 holders of Series D Preferred (together, the “ Series D Stockholders”), collectively holding 100,000 shares of Series D Preferred, resulting in the Series D Stockholders holding in the aggregate approximately 82% of the total voting power of all issued and outstanding voting capital of the Company (the “ Majority Stockholders ”).   The Majority Stockholders authorized the following:

An amendment of the Articles of Incorporation to reflect a one-for-two hundred reverse split;

 We have attached as Appendix A hereto a form of the proposed amendment to the Articles of Incorporation, indicating the one-for-two hundred reverse split.

On May 3, 2012 the Board of Directors of the Company (the “Board”) approved, and recommended for approval to the holders having the power to vote with respect to the Common Stock, the Authorized Common Stock Reverse Split(the “Action”).  On May 4, 2012, the Majority Stockholders approved the Action by written consent in lieu of a meeting in accordance with the Delaware General Corporation Law (“ DGCL”).  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Action.

We will mail the Notice to the Common Stockholders on or about June 15, 2012.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes that the Common Stockholders of the Company will benefit from this Action because it believes that the Company will be able to attract new investors for investment in its mobile robotics and enhanced collaboration businesses, and extinguish legacy debt.

The Board believes that the Common Stockholders of the Company will benefit from the reverse split and an in increased ability to trade the shares through a greater variety of brokers in that many brokers will not trade in shares of sub-penny stocks.

Our board of directors has unanimously adopted and majority voting shareholders have approved an amendment to our Certificate of Incorporation, as amended, also referred to as the Charter, that would effect a one-for-two hundred reverse split of our Common Stock.

The amendment will effect a one-for-two hundred reverse split of the issued and outstanding shares of our common stock. The reverse stock split may not have any economic effect on our stockholders, debt holders or holders of options or restricted stock, except to the extent the reverse stock split would result in fractional shares, as discussed further below.

Reasons for the Reverse Stock Split

The one-for-two hundred reverse stock split is necessary to support the Company’s market price and is in the best interests of the Company’s stockholders. In addition to increasing the price of our common stock, the reverse stock split would also make our common stock more attractive to a broader range of institutional and other investors.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future.

Effect on Existing Shares of Common Stock

The proposed reverse stock split would affect all of our common stockholders uniformly and would not affect any stockholder’s percentage ownership interest in the Company, except to the extent that the reverse stock split results in any of our stockholders owning a fractional share, as described below. Proportionate voting rights and other rights and preferences of the holders of our common stock are affected by a reverse stock split, in that the proportion of voting rights of the Preferred D shares are not affected, and therefore the voting rights of the common stockholders are decreased as a proportion of voting rights. This will further concentrate voting control with the holders of the Preferred D shares, most of whom are members of management, through April 2013. Further, the Company does not believe that our common stockholders are entitled to a separate class vote under Section

242(b)(2) of the Delaware General Corporation Law or any other provision of Delaware law. The Company believes that our reverse stock split changes only the relative position of shares and, hence, the there is no “adverse effect” that would justify a separate class vote by our common stockholders.Any other change is as a result of rounding up fractional shares to the next whole number. The below table illustrates a 1:200 reverse stock split with respect to the number of shares of the Company's common stock currently authorized, currently issued and outstanding, and currently authorized but unissued.

	Pre-Reverse	Post-Reverse
Authorized Shares	3,000,000,000	3,000,000,000
Issued and Outstanding Shares	2,293,324,939	11,466,624
Authorized but unissued	706,675,061	2,988,533,375

The changes in voting rights as a result of this action are shown in the table below.

	Pre-Reverse	Post-Reverse	% Voting Rights Pre-Reverse	% Voting Rights Post-Reverse
Common shares votes	2,293,324,939	11,466,624	19%	.11%
Preferred D shares votes	10,000,000,000	10,000,000,000	81%	99.89%

Since the reverse stock split will result in increased available shares, it may be construed as having an anti-takeover effect. Although neither the Board of Directors nor the management of the Company views this proposal as an anti-takeover measure, the Company could use the increased available shares to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. For example, the Company could privately place shares with purchasers who might side with the Board of Directors in opposing a hostile takeover bid or issue shares to a holder which would, thereafter, have sufficient voting power to assure that any proposal to amend or repeal the Bylaws or certain provisions of the Certificate of Incorporation would not receive the requisite vote.  Our Certificate of Incorporation already includes authorization of preferred stock, which can also be seen as an anti-takeover measure, and our Board of directors can designate the rights, preferences, privileges and restrictions of series of preferred stock without further shareholder action.  Cumulative voting is not provided for in our Certificate of Incorporation or Bylaws, which also may make it harder for third parties to gain control over the Company. We do not currently have a staggered Board of Directors, and we have not adopted any shareholders rights plans, or so-called poison pills.  Further, there are no other plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Effectiveness of Reverse Stock Split

The reverse stock split would become effective on the date (the “Effective Date”) of filing of a Certificate of Amendment to our Charter with the Secretary of State of the State of Delaware. The exact timing of the filing of the amendment will be determined by the board of directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders, and the board of directors. In addition, the board of directors reserves the right, notwithstanding stockholder approval and without further action by the stockholders, to elect not to proceed with the reverse stock split if, at any time prior to filing the amendment, the board of directors, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders. The Company’s authorized shares of our common stock will not be affected.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the reverse stock split described in this filing, and we will not independently provide our stockholders with any such rights.

Contractual obligations

The Company intends to consider issuing shares for the purposes of attracting private financing through S-1 registrations and addressing convertible debt obligations that the Company entered into. The following table sets forth the contractual obligations of the Company as of December 31, 2011:

CONTRACTUAL OBLIGATIONS

The following table sets forth the contractual obligations of the Company as of December 31, 2011:

	Payments due by Period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years

Convertible debt	$2,355,354	$2,206,247	$149,107	$-	$-
Notes payable	202,232	202,232	-	-	-
Notes payable, related parties	208,913	208,913	-	-	-
Small Business Administration loan	980,450	980,450	-	-	-
Operating leases	189,240	49,053	140,187	-	-

Total	$3,936,189	$3,646,895	$289,294	$-	$-

 We do not have sufficient authorized shares of Common Stock to eliminate legacy convertible debt through stock conversions. The convertible debt notes limit the conversions of debt into stock in such a way that the debt holders are required limit their holdings to less than 4.99% of the outstanding shares of common stock. The Company has no current plans to issue any new shares of common stock.The following table sets forth the convertible note obligations of the Company as of December 31, 2011 as further described in the Company’s Quarterly Report on Form 10-K for the quarter ended on December 31, 2011:

December 31, 2011
$2,825,000 Yorkville financing	$478,258
$ 600,000 Yorkville financing	600,000
$ 300,000 Yorkville financing	300,000
$ 75,000 Collins financing	34,679
$ 27,500 Asher financing	19,951
$ 10,750 Barclay financing	10,750
$ 9,750 Mackie financing	8,524
$ 170,562 Ratzker financing	79,319
$ 67,042 Harvey financing	62,675
$ 89,383 Cariou financing	83,077
$ 10,000 Tangiers financing	7,895
$ 15,000 Tangiers financing	10,764
$ 65,000 Panache financing	29,602
$ 15,000 Panache financing	5,612
$ 567,200 Westmount financing	537,318
$ 170,561 Redwood financing	69,788
$ 21, 962 Premier financing	17,142
2,254,820

(a)	$27,500 Asher financing:

On February 1, 2011, the Company consummated an unsecured Securities Purchase Agreement with an unrelated third party for the sale by the Company of its 8% secured convertible debentures in the aggregate principal amount of $27,500, net of deferred financing costs of $2,500.

The holder of the debenture may, at any time, convert amounts outstanding under the debenture into shares of common stock of the Company at a conversion rate equal to 51% of the market price, which is defined as the lowest 3 trading prices for the Company’s common stock during the 10 trading days prior to conversion.

In the Company’s original evaluation of this instrument in accordance with ASC 815 Derivatives and Hedging, based on the variable conversion price and lack of authorized shares, it was determined that the conversion feature was not afforded the exemption as a conventional convertible instrument and did not otherwise meet the conditions for equity classification.  As such, the conversion and other features were compounded into one instrument, bifurcated from the debt instrument and carried as a derivative liability, at fair value.  The Company estimated the fair value of the bifurcated derivative instruments using the Monte Carlo valuation model because this methodology provides for all of the necessary assumptions necessary for fair value determination; including assumptions for credit risk, interest risk and conversion/redemption behavior. Significant assumptions underlying this methodology were: effective term (using the remaining term of the host instrument); effective volatility (145.01% - 130.17%); and effective risk adjusted yield (12.5%).  As a result of these estimates, the valuation model resulted in a compound derivative balance of $36,729 at inception.  Derivative expense of $9,229 was recognized at inception.

This convertible debenture matured in November 2011 and is currently in default.  In order to estimate a value for the embedded conversion feature for financial statement presentation at December 31, 2011, management needed to make certain assumptions about the estimated maturity date of this debt.  It was estimated that this debt would not be called prior to November 1, 2012.

During 2011, Asher converted $2,000 of the convertible debenture into 33,333,333 shares of the Company’s common stock.  The Company recognized a loss on redemption of $114.

(b)	$10,750 Barclay financing:

On January 28, 2011, the Company consummated an unsecured convertible promissory note with an unrelated third party for $10,750, net of deferred financing costs of $2,500.

The holder of the debenture may, at any time, convert amounts outstanding under the debenture into shares of common stock of the Company at a conversion rate equal to 50% of the fair market value, but not to exceed $0.05/share or be less than $0.0001/share.  Fair market value is defined as the lower of i) the closing bid price for the date immediately preceding the date of conversion (excluding trades that are not arms-length) or ii) the average of last 5 trading days volume weighted average price.  The Company's obligations under the convertible promissory note are secured by substantially all of the assets of the Company and those of its wholly owned subsidiary, CoroWare Technologies, Inc.

In the Company’s original evaluation of this instrument in accordance with ASC 815 Derivatives and Hedging, based on the variable conversion price and lack of authorized shares, it was determined that the conversion feature was not afforded the exemption as a conventional convertible instrument and did not otherwise meet the conditions for equity classification.  As such, the conversion and other features were compounded into one instrument, bifurcated from the debt instrument and carried as a derivative liability, at fair value.  The Company estimated the fair value of the bifurcated derivative instruments using the Monte Carlo valuation model because this methodology provides for all of the necessary assumptions necessary for fair value determination; including assumptions for credit risk, interest risk and conversion/redemption behavior. Significant assumptions underlying this methodology were: effective term (using the remaining term of the host instrument); effective volatility (155.39% - 117.57%); and effective risk adjusted yield (12.5%).  As a result of these estimates, the valuation model resulted in a compound derivative balance of $12,369 at inception.  Derivative expense of $1,619 was recognized at inception.

This convertible debenture matured July 28, 2011 and is currently in default.  In order to estimate a value for the embedded conversion feature for financial statement presentation at December 31, 2011, management needed to make certain assumptions about the estimated maturity date of this debt.  It was estimated that this debt would not be called prior to November 1, 2012.

As of December 31, 2011, there have been no conversions on this convertible debenture.

(c)	$9,750 Mackie financing:

On February 3, 2011, the Company consummated an unsecured convertible promissory note with an unrelated third party for $9,750.

The holder of the debenture may, at any time, convert amounts outstanding under the debenture into shares of common stock of the Company at a conversion rate equal to 85% of the 5 day average closing price using the 5 trading days prior to the conversion date.

In the Company’s evaluation of this instrument in accordance with ASC 815 Derivatives and Hedging, based on the variable conversion price and lack of authorized shares, it was determined that the conversion feature was not afforded the exemption as a conventional convertible instrument and did not otherwise meet the conditions for equity classification.  As such, the conversion and other features were compounded into one instrument, bifurcated from the debt instrument and carried as a derivative liability, at fair value.  The Company estimated the fair value of the bifurcated derivative instruments using the Monte Carlo valuation model because this methodology provides for all of the necessary assumptions necessary for fair value determination; including assumptions for credit risk, interest risk and conversion/redemption behavior. Significant assumptions underlying this methodology were: effective term (using the remaining term of the host instrument); effective volatility (155.39% - 117.57%); and effective risk adjusted yield (12.5%).  As a result of these estimates, the valuation model resulted in a compound derivative balance of $3,491 at inception.  The remaining balance of $6,259 was allocated to the carrying value of the debenture.

This convertible debenture matured February 18, 2011 and is currently in default.  In order to estimate a value for the embedded conversion feature for financial statement presentation at December 31, 2011, management needed to make certain assumptions about the estimated maturity date of this debt.  It was estimated that this debt would not be called prior to November 1, 2012.

As of December 31, 2011, there have been no conversions on this convertible debenture.

(d)	$ 170,562 Ratzker financing:

Yorkville Advisors transferred a 46.3% portion of Tranche 1 of the $2,825,000 debenture to a third party (“Ratzker”) effective December 31, 2010.  The assignment aggregated $568,263, representing $341,123 of unpaid principal and $227,140 of accrued interest.  At that time, there was no accounting impact for CoroWare as it was merely an assignment between debt holders.  On March 18, 2011, Ratzker modified the terms of the debenture such that the interest rate was lowered from 14% to 5% and the maturity date was extended until March 18, 2013.  Simultaneously, the conversion rate on the debenture was modified from 85% of the 30 day Volume Weighted Average Price (“VWAP”) to 65% of the 30 day VWAP.

The modification was analyzed in accordance with current accounting standards and was determined not to be a troubled debt restricting or an extinguishment of debt.  As such, it was accounted for as a modification and no gain or loss was recognized on the transaction.  A debt discount of $236,779 was recognized for the difference in the fair value of the embedded conversion feature before and after the modification date.  A new effective rate was calculated for the new debenture and the related debt discount is being amortized using the effective interest rate over the new 2 year term of the underlying loan.  Amortization for the year ended December 31, 2011 was $32,864.

On March 21, 2011, Ratzker transferred 50% of his ownership interest in this debenture to another unrelated party (“Redwood”).  The terms of the debenture did not change with that transfer.  As such, this transfer was also considered an assignment between debt holders and did not have an accounting impact on the Company.  See discussion below in Note 9(q) for Redwood financing.

With the extension of the maturity date, this debenture is no longer in default and has been reclassified to long-term liabilities on the accompanying balance sheet.

As of December 31, 2011, there have been no conversions on this convertible debenture.

(e)	$67,042 Harvey financing:

On April 2, 2011, the Company entered into an unsecured convertible promissory note with a vendor.  The vendor converted $67,042 of outstanding payables into this convertible note. The note calls for interest at 10% through the maturity date of May 2, 2011 and default interest at 15% thereafter.

The holder of the debenture may, at any time, convert amounts outstanding under the debenture into shares of common stock of the Company at a conversion rate equal to the average closing bid price for the 5 trading days prior to, but not including, the conversion date.  The number of shares of common stock to be issued upon each conversion shall be determined by dividing that portion of the principal to be converted by the conversion price then multiplying by 115%.

In the Company’s evaluation of this instrument in accordance with ASC 815 Derivatives and Hedging, based on the variable conversion price and lack of authorized shares, it was determined that the conversion feature was not afforded the exemption as a conventional convertible instrument and did not otherwise meet the conditions for equity classification.  As such, the conversion and other features were compounded into one instrument, bifurcated from the debt instrument and carried as a derivative liability, at fair value.  The Company estimated the fair value of the bifurcated derivative instruments using the Monte Carlo valuation model because this methodology provides for all of the necessary assumptions necessary for fair value determination; including assumptions for credit risk, interest risk and conversion/redemption behavior. Significant assumptions underlying this methodology were: effective term (using the remaining term of the host instrument); effective volatility (132.38%); and effective risk adjusted yield (12.5%).  As a result of these estimates, the valuation model resulted in a compound derivative balance of $30,011 at inception.

This convertible debenture matured May 2, 2011 and is currently in default.  In order to estimate a value for the embedded conversion feature for financial statement presentation at December 31, 2011, management needed to make certain assumptions about the estimated maturity date of this debt.  It was estimated that this debt would not be called prior to November 1, 2012.

As of December 31, 2011, there have been no conversions on this convertible debenture.

(f)	$89,383 Cariou financing:

On April 4, 2011, the Company entered into unsecured convertible promissory note with an employee.  The employee converted $56,700 of outstanding principal on related party notes payable and $32,683 of accrued interest into this convertible note.  The note calls for interest at 10% through the maturity date of May 4, 2011 and default interest at 15% thereafter.

The holder of the debenture may, at any time, convert amounts outstanding under the debenture into shares of common stock of the Company at a conversion rate equal to the average closing bid price for the 5 trading days prior to, but not including, the conversion date.  The number of shares of common stock to be issued upon each conversion shall be determined by dividing that portion of the principal to be converted by the conversion price then multiplying by 115%.

In the Company’s original evaluation of this instrument in accordance with ASC 815 Derivatives and Hedging, based on the variable conversion price and lack of authorized shares, it was determined that the conversion feature was not afforded the exemption as a conventional convertible instrument and did not otherwise meet the conditions for equity classification.  As such, the conversion and other features were compounded into one instrument, bifurcated from the debt instrument and carried as a derivative liability, at fair value.  The Company estimated the fair value of the bifurcated derivative instruments using the Monte Carlo valuation model because this methodology provides for all of the necessary assumptions necessary for fair value determination; including assumptions for credit risk, interest risk and conversion/redemption behavior. Significant assumptions underlying this methodology were: effective term (using the remaining term of the host instrument); effective volatility (132.38%); and effective risk adjusted yield (12.5%).  As a result of these estimates, the valuation model resulted in a compound derivative balance of $44,720 at inception.

This convertible debenture matured May 4, 2011 and is currently in default.  In order to estimate a value for the embedded conversion feature for financial statement presentation at December 31, 2011, management needed to make certain assumptions about the estimated maturity date of this debt.  It was estimated that this debt would not be called prior to November 1, 2012.

As of December 31, 2011, there have been no conversions on this convertible debenture.

(g)	$25,000 Tangiers financing:

In May and June 2011, an unrelated third party (“Tangiers”) purchased a $25,000 note payable from one of CoroWare’s note holders.  The transaction was completed in 2 Tranches of $10,000 and $15,000.  The terms of the note were changed such that the conversion rate was changed from a fixed $1 per share to a variable rate of 65% of the lowest trading price during the 7 days prior to conversion.  The interest rate was changed from 8% to 10% and the maturity date was extended from June 2003 to March 19, 2012, thus taking the note out of default.

The modification was analyzed in accordance with current accounting standards and was determined not to be a troubled debt restricting but rather an extinguishment of debt as there was a substantial difference in terms on the new debt.  As the old debt was being carried at face value, there was no gain or loss recognized on the extinguishment.

In the Company’s evaluation of this instrument in accordance with ASC 815 Derivatives and Hedging, based on the variable conversion price and lack of authorized shares, it was determined that the conversion feature was not afforded the exemption as a conventional convertible instrument and did not otherwise meet the conditions for equity classification.  As such, the conversion and other features were compounded into one instrument, bifurcated from the debt instrument and carried as a derivative liability, at fair value.  The Company estimated the fair value of the bifurcated derivative instruments using the Monte Carlo valuation model because this methodology provides for all of the necessary assumptions necessary for fair value determination; including assumptions for credit risk, interest risk and conversion/redemption behavior. Significant assumptions underlying this methodology were: effective term (using the remaining term of the host instrument); effective volatility (132.38%); and effective risk adjusted yield (12.5%).  As a result of these estimates, the valuation model resulted in a compound derivative balance of $11,662 and $10,800, respectively, at inception for the $10,000 tranche and the $15,000 tranche.

During 2011, the entire $25,000 was converted into 96,153,846 shares of CoroWare common stock.  CoroWare recognized a loss of $16,923 and $13,846, respectively, on the conversion of the $10,000 tranche and the $15,000 tranche.

(h)	$10,000 Tangiers financing:

On May 16, 2011, the Company entered into a $10,000 Convertible Note Agreement with an unrelated third party (“Tangiers”).  The note calls for interest at 10% through the maturity date of May 16, 2012 and default interest at 20% thereafter.  Loan fees of $1,300 were withheld at closing.  These have been classified as deferred finance costs and are being amortized over the term of the loan on a straight line basis.

The holder of the debenture may, at any time, convert amounts outstanding under the debenture into shares of common stock of the Company at a conversion rate equal to 65% of the lowest trading price in the 7 days prior to the conversion date. Upon default, the conversion price changes to 40% of the lowest trading price in the 7 days prior to the conversion date.

In the Company’s original evaluation of this instrument in accordance with ASC 815 Derivatives and Hedging, based on the variable conversion price and lack of authorized shares, it was determined that the conversion feature was not afforded the exemption as a conventional convertible instrument and did not otherwise meet the conditions for equity classification.  As such, the conversion and other features were compounded into one instrument, bifurcated from the debt instrument and carried as a derivative liability, at fair value.  The Company estimated the fair value of the bifurcated derivative instruments using the Monte Carlo valuation model because this methodology provides for all of the necessary assumptions necessary for fair value determination; including assumptions for credit risk, interest risk and conversion/redemption behavior. Significant assumptions underlying this methodology were: effective term (using the remaining term of the host instrument); effective volatility (132.38%); and effective risk adjusted yield (12.5%).  As a result of these estimates, the valuation model resulted in a compound derivative balance of $5,877 at inception.

As of December 31, 2011, there have been no conversions on this convertible debenture.

(i)	$15,000 Tangiers financing:

On June 10, 2011, the Company entered into a $15,000 Convertible Note Agreement with an unrelated third party (“Tangiers”).  The note calls for interest at 10% through the maturity date of May 16, 2012 and default interest at 20% thereafter.  Loan fees of $1,300 were withheld at closing.  These have been classified as deferred finance costs and are being amortized over the term of the loan on a straight line basis.

The holder of the debenture may, at any time, convert amounts outstanding under the debenture into shares of common stock of the Company at a conversion rate equal to 65% of the lowest trading price in the 7 days prior to the conversion date. Upon default, the conversion price changes to 40% of the lowest trading price in the 7 days prior to the conversion date.

In the Company’s evaluation of this instrument in accordance with ASC 815 Derivatives and Hedging, based on the variable conversion price and lack of authorized shares, it was determined that the conversion feature was not afforded the exemption as a conventional convertible instrument and did not otherwise meet the conditions for equity classification.  As such, the conversion and other features were compounded into one instrument, bifurcated from the debt instrument and carried as a derivative liability, at fair value.  The Company estimated the fair value of the bifurcated derivative instruments using the Monte Carlo valuation model because this methodology provides for all of the necessary assumptions necessary for fair value determination; including assumptions for credit risk, interest risk and conversion/redemption behavior. Significant assumptions underlying this methodology were: effective term (using the remaining term of the host instrument); effective volatility (132.38%); and effective risk adjusted yield (12.5%).  As a result of these estimates, the valuation model resulted in a compound derivative balance of $10,800 at inception.

As of December 31, 2011, there have been no conversions on this convertible debenture.

(j)	$65,000 Panache financing:

On June 2, 2011, an unrelated third party (“Panache”) purchased an aggregate $65,000 (representing $30,000 of outstanding principal and $35,000 accrued interest) from one of CoroWare’s note holders.  The terms of the note were changed such that the conversion rate was changed from a fixed $1 per share to a variable rate of an agreed to discount to market not to fall below a 50% discount to the average of the 3 lowest trading prices during the 20 days prior to conversion.  The interest rate was changed from 8% to 15% and the maturity date was extended from June 2003 to June 1, 2012, thus taking the note out of default.

The modification was analyzed in accordance with current accounting standards and was determined not to be a troubled debt restricting but rather an extinguishment of debt as there was a substantial difference in terms on the new debt.  As the old debt was being carried at face value, there was no gain or loss recognized on the extinguishment.

In the Company’s evaluation of this instrument in accordance with ASC 815 Derivatives and Hedging, based on the variable conversion price and lack of authorized shares, it was determined that the conversion feature was not afforded the exemption as a conventional convertible instrument and did not otherwise meet the conditions for equity classification.  As such, the conversion and other features were compounded into one instrument, bifurcated from the debt instrument and carried as a derivative liability, at fair value.  The Company estimated the fair value of the bifurcated derivative instruments using the Monte Carlo valuation model because this methodology provides for all of the necessary assumptions necessary for fair value determination; including assumptions for credit risk, interest risk and conversion/redemption behavior. Significant assumptions underlying this methodology were: effective term (using the remaining term of the host instrument); effective volatility (132.38%); and effective risk adjusted yield (12.5%).  As a result of these estimates, the valuation model resulted in a compound derivative balance of $100,880 at inception.  Derivative expense of $35,880 was recognized at inception.

During 2011, Panache converted $8,400 of principal into 42,000,000 shares of the Company’s common stock.

(k)	$15,000 Panache financing:

On April 2, 2011, the Company entered into a $15,000 Convertible Note Agreement with an unrelated third party (“Panache”).  The note calls for interest at 8% through the maturity date of June 29, 2012.  The note can be renewed for an additional 10 years under 6 month extensions at $100 per extension.

The holder of the debenture may, at any time, convert amounts outstanding under the debenture into shares of common stock of the Company at a conversion rate equal to an agreed to discount to market not to fall below a 15% discount to the average of the 3 lowest trading prices during the 20 days prior to conversion.

In the Company’s evaluation of this instrument in accordance with ASC 815 Derivatives and Hedging, based on the variable conversion price and lack of authorized shares, it was determined that the conversion feature was not afforded the exemption as a conventional convertible instrument and did not otherwise meet the conditions for equity classification.  As such, the conversion and other features were compounded into one instrument, bifurcated from the debt instrument and carried as a derivative liability, at fair value.  The Company estimated the fair value of the bifurcated derivative instruments using the Monte Carlo valuation model because this methodology provides for all of the necessary assumptions necessary for fair value determination; including assumptions for credit risk, interest risk and conversion/redemption behavior. Significant assumptions underlying this methodology were: effective term (using the remaining term of the host instrument); effective volatility (132.38%); and effective risk adjusted yield (12.5%).  As a result of these estimates, the valuation model resulted in a compound derivative balance of $13,500 at inception.

As of December 31, 2011, there have been no conversions on this convertible debenture.

(l)	$567,200 Westmount financing:

On January 12, 2011, Yorkville assigned 100% of Tranche 2 of its $2,825,000 debenture (aggregating $567,200 in principal and $317,510 in interest) to an unrelated third party (“Westmount”).  The terms of the note did not change.    As such, there was no accounting impact for CoroWare as it was merely an assignment between debt holders.  The note calls for interest at 14%.  This note matured August 22, 2009 and is currently in default.

The holder of the debenture may, at any time, convert amounts outstanding under the debenture into shares of common stock of the Company at a conversion rate equal to the lower of $0.02 per share or 85% of the lowest volume weighted average price in the 30 days prior to the conversion date.  The Company's obligations under the purchase agreement are secured by substantially all of the assets of the Company and those of its wholly owned subsidiary, CoroWare Technologies, Inc.

In order to estimate a value for the embedded conversion feature for financial statement presentation at December 31, 2011, management needed to make certain assumptions about the estimated maturity date of this debt.  It was estimated that this debt would not be called prior to November 1, 2012.

During 2011, $29,882 of principal was converted into 66,682,665 shares of the Company’s common stock.

(m)	$170,561 Redwood financing:

On March 21, 2011, Ratzker (see Note 9(h)) transferred 50% of his ownership interest in his convertible debenture to another unrelated party (“Redwood”).  The terms of the note did not change.   As such, there was no accounting impact for CoroWare as it was merely an assignment between debt holders.  The note calls for interest at 5% through the maturity date of March 18, 2013.

The holder of the debenture may, at any time, convert amounts outstanding under the debenture into shares of common stock of the Company at a conversion rate equal to 65% of the volume weighted average price for the Company’s stock for the 30 trading days prior to conversion.  The Company's obligations under the purchase agreement are secured by substantially all of the assets of the Company and those of its wholly owned subsidiary, CoroWare Technologies, Inc.

During 2011, Redwood converted $36,700 of principal into 101,666,663 shares of the Company’s common stock.

(n)	$21,962 Premier financing:

On October 5, 2011, the Company entered into a $21,962 Convertible Note Agreement with an unrelated third party (“Premier”).  The note calls for interest at 10% through the maturity date of March 5, 2012.

The holder of the debenture may, at any time, convert amounts outstanding under the debenture into shares of common stock of the Company at a conversion rate equal the average closing bid prices for the Company’s common stock for  the 5 trading days prior to but not including the date of conversion.

In the Company’s evaluation of this instrument in accordance with ASC 815 Derivatives and Hedging, based on the variable conversion price and lack of authorized shares, it was determined that the conversion feature was not afforded the exemption as a conventional convertible instrument and did not otherwise meet the conditions for equity classification.  As such, the conversion and other features were compounded into one instrument, bifurcated from the debt instrument and carried as a derivative liability, at fair value.  The Company estimated the fair value of the bifurcated derivative instruments using the Monte Carlo valuation model because this methodology provides for all of the necessary assumptions necessary for fair value determination; including assumptions for credit risk, interest risk and conversion/redemption behavior. Significant assumptions underlying this methodology were: effective term (using the remaining term of the host instrument); effective volatility (288.54%); and effective risk adjusted yield (6.25%).  As a result of these estimates, the valuation model resulted in a compound derivative balance of $10,844 at inception.

INTRODUCTION

Section 228 of the Delaware General Corporation Law (“DGCL”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. The DGCL, however, requires that in the event an action is approved by written consent, a Company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice to the Common Stockholders on or about June 15, 2012.

This Information Statement contains a brief summary of the material aspects of the Action approved by the Board of Directors (the “ Board ”) of CoroWare, Inc. (the “ Company ,” “ we ,” “ our ,” or “ us ”) and the holders of Series D Convertible Preferred Stock (the “ Series D Preferred ”), which have voting rights with respect to the Common Stock and constitute a majority of the voting power of the Common Stock.

SERIES D PREFERRED STOCK

By unanimous written consent of the Board (as permitted under Section 141 of the DGCL), the designation, rights, preferences and privileges of the Series D Preferred were established by the Board (as is permitted under Section 151 of the DGCL and by the Certificate of Incorporation, as amended, of the Company).  The designation, rights, preferences and privileges that the Board established for the Series D Preferred is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Delaware on November 10, 2011.  Among other things, the Certificate of Designation provides that each one share of Series D Preferred (the “Series D Stockholders”) has the equivalent of one hundred thousand (100,000) votes of Common Stock through April 2013.

As of May 4, 2012, there were issued and outstanding (i)2,293,324,939 shares of our Common Stock, and (ii) 100,000 shares of our Series D Preferred.  Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Action is twelve billion, two hundred ninety three million,three hundred twenty four thousand,nine hundred thirty nine (12,293,324,939) (the sum of the votes represented by the issued and outstanding shares of Common Stock and Series D Preferred).  Pursuant to Section 228 of the DGCL, at least fifty one percent (51%) of the voting equity of the Company, or at least six billion, two hundred sixty nine million, five hundred ninety five thousand, seven hundred nineteen (6,269,595,719) votes, are required to approve the Action by written consent. The Series D Stockholders, which hold in the aggregate ten billion, one hundred fifteen million, two hundred ninety one thousand,one hundred ninety three (10,115,291,193) votes or approximately 82% of the voting equity of the Company, have voted in favor of the Action, thereby satisfying the requirement under Section 228 of the DGCL that at least a majority of the voting equity vote in favor of a corporate action by written consent.

 The following table sets forth the name of the Series D Stockholders, the number of shares Common Stock and of Series D Preferred held by each Series D Stockholder, the total number of votes that the Series D Stockholders voted in favor of the Actions and the percentage of the issued and outstanding voting equity of the Company that voted in favor of the actions.

Name of Series D Stockholder	Number of Shares of Common Stock Held	Number of Shares of Series D Preferred held	Number of Votes held by such Series D Stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Voting Equity that Voted in favor of the Actions
Lloyd Spencer	10,842,917	60,000	x 100,000	6,010,841,917	49%
Shanna Gerrard	1,000,000	20,000	x 100,000	2,001,000,000	16%
Jared Robert	103,448,276	20,000	x 100,000	2,103,448,276	17%

ACTION TO BE TAKEN

The Reverse Split will become effective on the date that we file the Amended and Restated Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Delaware.  Such filing can occur no earlier than twenty (20) calendar days after the mailing of this information statement.

We currently expect to file the Amendment on or about July 6, 2012.

With respect to the Action described in this Information Statement, the Board reserves the right, notwithstanding that the Series D Stockholders have approved each Action, to elect not to proceed with one or more Actions if, at any time prior to filing the Amendment, the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of the Company’s stockholders to consummate any one or more of the Actions.

REVERSE SPLIT

The one-for-two hundred reverse stock split is necessary to support the Company’s market price and is in the best interests of the Company’s stockholders. In addition to increasing the price of our common stock, the reverse stock split would also make our common stock more attractive to a broader range of institutional and other investors.

Reducing the number of outstanding shares of our common stock through the reverse stock split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the reverse stock split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase following the reverse stock split or that the market price of our common stock will not decrease in the future.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our voting securities as of May 4, 2012 of (i) each person known to us to beneficially own more than 5% of any class of our voting securities, (ii) our directors, (iii) each named executive officer and (iv) all directors and named executive officers as a group.  As of May 4, 2012, there were a total of 2,293,324,939 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on matters on which holders of voting stock of the Company are eligible to vote.  As of May 4, 2012, there are 3 holders of Series D Preferred Stock, collectively holding 100,000 shares of Series D Preferred Stock. Each share of Series D Preferred has the equivalent of one hundred thousand (100,000) votes of Common Stock. The Series D Stockholders hold in the aggregate approximately 92.7% of our total voting securities. The column entitled “Voting Securities Beneficially Owned” shows the percentage of total voting stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire, within sixty (60) days of May 4, 2012 through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

		Voting Securities Beneficially Owned
Name/Address	Title of Class	Number	Percent

Lloyd Spencer, President	common Stock	10,842,917	0.473%
c/o CoroWare, Inc.	Preferred D	60,000	60%
1410 Market Street, Suite 200
Kirkland, WA 98033
John Kroon	common Stock	28,739	0.001%
c/o CoroWare, Inc.	Preferred D	0	0%
1410 Market Street, Suite 200
Kirkland, WA 98033

N. Martin Nielson	common Stock	2,317,412	0.10%
c/o CoroWare, Inc.	Preferred D	0	0%
1410 Market Street, Suite 200
Kirkland, WA 98033

Shanna Gerrard	common Stock	1,000,000	--%
c/o CoroWare, Inc.	Preferred D	20,000	20%
1410 Market Street, Suite 200
Kirkland, WA 98033
Directors and executive officer as a group (4 persons)	Common Stock	14,189,068	0.62%
	Preferred D	100,000	80%

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “ SEC ”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1) (2)	Annual Report on Form 10-K for the fiscal year ended December 31, 2011; Quarterly Report on Form 10-Q for the fiscal period ended March 31, 2012

You may request a copy of these filings, at no cost, by writing CoroWare, Inc. at 1410 Market Street, Suite 200, Kirkland, Washington 98033 or telephoning the Company at (800) 641-2676, option 4. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to the holder of Common Stock of the Company only for information purposes in connection with the Action, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Lloyd Spencer
Lloyd Spencer
Chief Executive Officer and Director

Dated: June 15, 2012

APPENDIX A

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

COROWARE, INC.

The undersigned, being the Chief Executive Officer of COROWARE, INC., a corporation existing under the laws of the State of Delaware, does hereby certify under the seal of the said corporation as follows:

1.  The name of the Corporation (hereinafter referred to as the “Corporation”) is Coroware, Inc.

2.  The certificate of incorporation of the Corporation is hereby amended by inserting the following paragraph at the end of Article Fourth:

“By Resolution of the Board of Directors and majority vote of the Shareholders, the Company shall reverse-split its common shares at a 1-for-200 share ratio, with every 200 currently issued and outstanding shares of the Company’s common stock being replaced by 1 new share of post-split common stock. Par value shall remain unchanged and fractional shares shall be replaced by a single new share. All other rights and privileges of the common stock shall remain unchanged. Preferred stock and the authorized common stock shall not be affected by this amendment.”

3.  The amendment of the certificate of incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation’s Board of Directors and stockholders holding a majority of the outstanding voting shares of stock of the Corporation in accordance with the provisions of Sections 141(f) and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment of the Corporation’s Certificate of Incorporation, as amended, to be signed by Lloyd T. Spencer, its Chief Executive Officer this 15th day of June, 2012.

COROWARE, INC.

By: /s/ Lloyd Spencer

Name: Lloyd T. Spencer

Title: Chief Executive Officer